As filed with the Securities and Exchange Commission on August __, 1999

                                     Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                            Comverse Technology, Inc.
             (Exact name of Registrant as specified in its charter)

      New York                                                    13-3238402
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            170 Crossways Park Drive
                               Woodbury, NY 11797
                            (Telephone: 516-677-7200)
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


           Second Amended and Restated 1996 Founders Stock Option Plan
               Second Amended and Restated 1996 Stock Option Plan
                                       of
                              InTouch Systems, Inc.
                              (Full Title of Plan)

                                ---------------
                                 Kobi Alexander
                Chairman of The Board and Chief Executive Officer
                            Comverse Technology, Inc.
                            170 Crossways Park Drive
                               Woodbury, NY 11797
                                  516-677-7200
          (Name and address, including zip code, and telephone number, including area code, of Agent for Service)

                                ---------------
                                   Copies to:
  William F. Sorin, Esq.                                Barbara L. Becker, Esq.
     823 Park Avenue                                    Chadbourne & Parke LLP
New York, New York 10021                                 30 Rockefeller Plaza
(Telephone: 212-249-0743)                              New York, New York 10112
                                                       (Telephone: 212-408-5100)

                                ---------------
                         CALCULATION OF REGISTRATION FEE

 --------------------------- ---------------------- ----------------------- ---------------------- =================
   Title of each class of           Amount             Proposed maximum       Proposed maximum        Amount of
      securities to be               to be              offering price            aggregate          registration
         registered              registered(1)          per share (2)         offering price(2)          fee
 =========================== ====================== ======================= ====================== =================
 Common  Stock,  par  value     39,561 shares             $76.72               $3,035,119.92            $843.76
 $0.10 per share
 =========================== ====================== ======================= ====================== =================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee, based on the average high and low sale prices of the Registrants' Common Shares as reported by the Nasdaq National Market on August ___, 1999, pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Comverse Technology, Inc. (the "Company") (File No. 0-15502) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, and (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 17, 1987, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Company, William F. Sorin, attorney at law, 823 Park Avenue, New York, New York 10021, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Second Amended and Restated 1996 Founders Stock Option Plan and the Second Amended and Restated 1996 Stock Option Plan of InTouch Systems, Inc., be legally and validly issued, fully-paid and nonassessable. Mr. Sorin is an officer and director of the Company and the beneficial owner of 6,562 shares of Common Stock issuable upon exercise of stock options granted by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has included in its Certificate of Incorporation, pursuant to Section 402(b) of the Business Corporation Law of the State of New York (the "Business Corporation Law"), a provision that no director of the Company shall be personally liable to the Company or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

         The By-Laws of the Company further provide that the Company shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the Business Corporation Law and when authorized by resolution of the shareholders or directors of the Company or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws. The Company maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.      Description of Exhibit
----------       ----------------------

   4.1           Excerpts from certificate of incorporation, as amended.
                 (Incorporated by reference to Exhibits filed with the
                 Registrant's Annual Report on Form 10-K under the Securities
                 Exchange Act of 1934 for the year ended December 31, 1994.)
   4.2           Excerpts from by-laws, as amended. (Incorporated by
                 reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992.)
   4.3           Specimen stock certificate. (Incorporated by reference to
                 Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended
                 December 31, 1992.)
   4.4           Second Amended and Restated 1996 Founders Stock Option Plan
                 of InTouch Systems, Inc.
   4.5           Second Amended and Restated 1996 Stock Option Plan of
                 InTouch Systems, Inc.
   5             Opinion of William F. Sorin, Esq.
  23.1           Consent of William F. Sorin, Esq. (included in his opinion which appears as Exhibit 5 to this Registration Statement).
  23.2           Consent of Deloitte & Touche LLP.
  23.3           Consent of PricewaterhouseCoopers LLP.
  24             Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 19th day of August, 1999.

                                           COMVERSE TECHNOLOGY, INC.
                                           By:

                                           /s/ Kobi Alexander
                                           ------------------------------------
                                           Kobi Alexander
                                           President, Chairman of the Board and
                                           Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kobi Alexander, William F. Sorin and David Kreinberg, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                   TITLE                                DATE
---------                   -----                                ----

/s/ Kobi Alexander          President, Chairman of the Board     August 18, 1999
                            and Chief Executive Officer
-------------------------
Kobi Alexander


/s/ David Kreinberg         Chief Financial Officer (principal   August 18, 1999
                            financial and accounting officer)
-------------------------
David Kreinberg

SIGNATURE                   TITLE                                DATE
---------                   -----                                ----

/s/ Carmel Vernia           Director                             August 18, 1999
-------------------------
Carmel Vernia


/s/ Francis E. Girard       Director                             August 17, 1999
-------------------------
Francis E. Girard


/s/ Zvi Alexander           Director                             August 17, 1999
-------------------------
Zvi Alexander


/s/ Itsik Danziger          Director                             August 18, 1999
-------------------------
Itsik Danziger


/s/ Sam Oolie               Director                             August 18, 1999
-------------------------
Sam Oolie


/s/ John H. Friedman        Director                             August 18, 1999
-------------------------
John H. Friedman


/s/ William F. Sorin        Secretary and Director               August 18, 1999
-------------------------
William F. Sorin


/s/ Shaula A. Yemini        Director                             August 17, 1999
-------------------------
Shaula A. Yemini

                                  EXHIBIT INDEX


Exhibit No.      Description of Exhibit
----------       ----------------------

   4.1           Excerpts from certificate of incorporation, as amended.
                 (Incorporated by reference to Exhibits filed with the
                 Registrant's Annual Report on Form 10-K under the Securities
                 Exchange Act of 1934 for the year ended December 31, 1994.)
   4.2           Excerpts from by-laws, as amended. (Incorporated by
                 reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992.)
   4.3           Specimen stock certificate. (Incorporated by reference to
                 Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended
                 December 31, 1992.)
   4.4           Second Amended and Restated 1996 Founders Stock Option Plan
                 of InTouch Systems, Inc.
   4.5           Second Amended and Restated 1996 Stock Option Plan of
                 InTouch Systems, Inc.
   5             Opinion of William F. Sorin, Esq.
  23.1           Consent of William F. Sorin, Esq. (included in his opinion which appears as Exhibit 5 to this Registration Statement).
  23.2           Consent of Deloitte & Touche LLP.
  23.3           Consent of PricewaterhouseCoopers LLP.
  24             Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).